United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 15, 2014

Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 438-6000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 15, 2014, the Board of Directors of Fidelity National Information Services, Inc. (“FIS”) appointed Ellen Alemany to its Board of Directors to serve until the next annual meeting of shareholders of the Company, or until her earlier death, resignation or removal increasing the number of Directors from ten to eleven.

Alemany began her career in Operations at Chase Manhattan before being recruited to Citibank in 1987. Beginning as Area Head of Citibank’s NY Leveraged Capital Group, she grew to CEO of Global Transaction Services at the firm and spent five years on the board of Citigroup North America, Inc. In 2007, the chance to run a standalone business compelled Alemany to join RBS as Head of RBS Americas, and Chair and CEO of RBS’ Citizens Financial Group.

Providing international leadership as well, Alemany served on the RBS Executive Committee, and served as a consultant to the company until her retirement in 2013. She also served on the Federal Reserve Advisory Board from 2008 to 2010, and has served on the boards of Automatic Data Processing, Inc. since 2011 and CIT Group since January 2014.

Additional information about Alemany is included in the Company’s press release issued on June 16, 2014, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with joining FIS’ Board of Directors, Alemany will receive a one-time grant of equity valued at $150,000 with half in the form of performance-based option awards and half in the form of performance-based restricted stock. Alemany will also participate in the compensation and benefit program for non-management directors as described in the Director Compensation section of FIS’ Proxy Statement for its Annual Meeting of Shareholders held on May 28, 2014, filed with the U.S. Securities and Exchange Commission on April 17, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1     Press Release dated June 16, 2014.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date June 16, 2014	By:	/s/ Michael P. Oates
		Name:	Michael P. Oates
		Title:	Corporate Executive Vice President,
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 16, 2014.